                                                                       Exhibit I
                                                                       ---------


                           STOCK PURCHASE AGREEMENT
                           ------------------------

          STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 30, 2001, between Apollo Real Estate Investment Fund II, L.P. (the "Seller") and First Union Real Estate Equity and Mortgage Investments, an Ohio real estate business trust (the "Purchaser").

          WHEREAS, the Purchaser desires to purchase 2,990,372 common shares of beneficial interest, of the Purchaser (the "Shares") from the Seller;

          WHEREAS, the Seller desires to sell the Shares to the Purchaser; -

          NOW, THEREFORE, in consideration of the promises and the representations, warranties, acknowledgements and agreements set forth herein, the parties hereto agree as follows:

          1.   Purchase of Shares.  Simultaneously with the execution of this
               ------------------
Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares at an aggregate cash consideration of $7,102,133.50 for same day settlement, delivery versus payment, through the Depositary Trust Company.

          2.   Representations and Warranties by the Seller.  The Seller hereby
               --------------------------------------------
represents and warrants as follows:

               (a) The Seller is the sole record and beneficial owner of, and has good and valid title to the Shares, free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever.

               (b) The Seller has the requisite corporate, partnership or limited liability company power, as the case may be, and authority to execute, deliver and perform its obligations under this Agreement and to sell, assign, transfer and deliver the Shares, and the delivery of the Shares as provided in this Agreement will convey to the Purchaser good and marketable title to the Shares.

               (c) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, involvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

               (d) Neither the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflict with or will result in a breach or violation of or default under any of the terms, conditions or provisions of (i) the Seller's organizational documents or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which Seller is a party or by which it or its assets are bound.

               (e) Other than consents obtained as of the date hereof, no consent or approval, authorization, order, registration or qualification of or with any government entity or any other person is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Seller.

               The foregoing representations and warranties shall survive the date hereof.

          3.   Representations and Warranties by the Purchaser.  The Purchaser
               -----------------------------------------------
hereby represents and warrants as follows:

               (a) The Purchaser has the requisite corporate, partnership or limited liability company power, as the case may be, and authority to execute, deliver and perform its obligations under this agreement and to consummate the transactions contemplated hereby.

               (b) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate, partnership, business trust or limited liability company action, as the case may be, of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except insofar as enforceabilty may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

               (c) Neither the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflict with or will result in a breach or violation of or default under any of the terms, conditions or provisions of (i) the Purchaser's organizational documents or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which Purchaser is a party or by which it or its assets are bound.

               (d) Other than consents obtained as of the date hereof, no consent or approval, authorization, order, registration or qualification of or with any governmental entity or any other person is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser.

               The foregoing representations and warranties shall survive the date hereof.

          4.   Seller's Acknowledgments.  The Seller hereby acknowledges that it
               ------------------------
understands that:

               (a) It has carefully reviewed this Agreement and is represented by counsel in connection with the execution of this Agreement and the transactions contemplated hereby. It and its counsel have been given the opportunity to ask questions of, and receive answers from, the Purchaser concerning the terms and conditions of the Shares and have been given the opportunity to obtain any additional information which the Purchaser possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information supplied to it. It understands that there can be no assurance that the Shares will not be valued in the future at a significantly higher price than the purchase price per Share pursuant to the terms of this Agreement.

               (b) The Purchaser may possess material non-public information regarding Purchaser and the Shares. It understands that such information has not been disclosed to it and agrees that the Purchaser and its officers, trustees, agents and representatives shall have no liability to it or any of its officers, directors, trustees, agents and representatives, or affiliates with respect to the sale referred to above arising out of the nondisclosure to it or any of them of such material non-public information.

               The foregoing acknowledgments shall survive the date hereof.

          5.  Miscellaneous.  This Agreement shall be governed by, and construed
              -------------
in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws thereof. This Agreement may not be assigned in whole or in part by either party without the prior written consent of the other party. This Agreement sets forth the entire agreement of the parties and is intended to supercede all prior agreements. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall be deemed to be an original, and all of which shall constitute the same agreement.

          6.   No Personal Liability.  Notwithstanding anything contained herein
               ---------------------
to the contrary, this Agreement is made and executed on behalf of the Purchaser, a business trust organized under the laws of the State of Ohio, by its officer(s) on behalf of the Trustees thereof, and none of the Trustees or any additional or successor Trustee hereafter appointed, or any beneficiary, officer, employee or agent of the Purchaser shall, except as otherwise may be required by law, have any liability in such Trustee's, beneficiary's officer's, employee's or agent's personal or individual capacity, but instead all parties shall look solely to the property assets of the Purchaser for satisfaction of claims of any nature arising under or in connection with this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.

                                  THE SELLER:

                                  APOLLO REAL ESTATE INVESMENT FUND II, L.P.



                                  By:___________________________________________
                                     Name:
                                     Title:


                                  THE PURCHASER:

                                  FIRST UNION REAL ESTATE EQUITY AND MORTGAGE
                                     INVESTMENTS



                                  By:___________________________________________
                                     Name:
                                     Title: